SCHEDULE 14A

                              (REGULATION 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A)OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials.
[ ] Soliciting  Material  Pursuant  to  Rule  14a-11(c)  or  Rule  14a-12  [ ]
    Confidential,   for  Use  of  the   Commission   Only  (as  permitted  by
    Rule 14a-6(e)(2)).

                              TRANSIT GROUP, INC.
                (Name of Registrant as Specified in its Charter)
 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

1)       Title of each class of securities to which transaction applies:
2)       Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)       Proposed maximum aggregate value of transaction:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:
2)       Form, Schedule or Registration Statement No.:
3)       Filing Party:
4)       Date Filed:

                              TRANSIT GROUP, INC.
                       2859 PACES FERRY ROAD, SUITE 1740
                               ATLANTA, GA 30339
                                 (770) 444-0240


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of Transit Group, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders ("Meeting"), of Transit Group, Inc. ("TGI"), will be held at the Ritz Carlton Hotel, 3434 Peachtree Road N.E., Atlanta, Georgia 30326, on Thursday, May 13, 1999, at 12:00 noon Eastern Daylight Time, for the following purposes:

1. To elect six directors of TGI to serve for the ensuing year and until their successors are duly elected and qualified (Proposal 1);

2. To approve restated and amended articles of incorporation for TGI to increase the authorized common and preferred shares (Proposal 2);

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of TGI for the fiscal year ending December 31, 1999 (Proposal 3);

4. To ratify certain past actions by the board of directors and the officers of TGI (Proposal 4); and

5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only holders of the Common Stock of record at the close of business on March 26, 1999 ("Record Date"), will be entitled to notice of and to vote at the Meeting or any adjournment thereof.
                                           By Order of the Board of Directors,


                                                     Philip A. Belyew
                                                     Chief Executive Officer

April 22, 1999
Atlanta, Georgia

      Regardless of whether you plan to attend the meeting, you are urged to complete, sign and return the enclosed Proxy in the
                envelope provided, which requires no postage if
                          mailed in the United States.

                              TRANSIT GROUP, INC.
                       2859 PACES FERRY ROAD, SUITE 1740
                               ATLANTA, GA 30339
                                 (770) 444-0240

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 1999

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Transit Group, Inc. ("TGI" or the "Company") of proxies for use at the Annual Meeting of TGI Shareholders (the "Meeting"). The Meeting will be held at the Ritz Carlton Hotel, 3434 Peachtree Road N.E., Atlanta, Georgia 30326, on Thursday May 13, 1999, at 12:00 noon Eastern Daylight Time, and any adjournment or adjournments thereof. The Meeting is convened for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

         This Proxy Statement and accompanying form of proxy and TGI's 1998 Annual Report are expected to be distributed to shareholders on or about April 21, 1999.

Solicitation of Proxies

         This proxy solicitation will be conducted principally by mail, but may also be by telephone or in person, the cost of which will be paid by TGI. Banks, brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to their principals and customers where appropriate, and TGI will reimburse such banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in sending the proxy material to beneficial owners of the shares.

Actions to be Taken Under the Proxy

         Unless instructed otherwise in the space provided in the proxy card, all properly executed proxies received by TGI will be voted as follows:

(Proposal 1)
"FOR" the election of the nominees for director set forth below under the heading "Election of Directors."

(Proposal 2)
"FOR" the approval of amended and restated articles of incorporation to increase authorized common and preferred shares.

 (Proposal 3)
"FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 1999.

(Proposal 4)
"FOR" the ratification of the certain past actions taken by the board of directors and officers from the date of the last shareholders' meeting through the date of the Meeting.

         Any shareholder giving a proxy may revoke it at any time before it is exercised by giving written notice of revocation or a duly executed proxy bearing a later date to TGI's Secretary. In order to be effective, such notice or later dated proxy must be received by TGI prior to the exercise of the earlier proxy. A shareholder may also attend the Meeting, revoke his/her proxy, and vote in person.

         TGI's management knows of no matter to be brought before the Meeting other than those mentioned herein. If, however, any other matters properly come before the Meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Rights

         The only class of securities entitled to vote at the Meeting is TGI's Common Stock, $.0l par value. The close of business of March 26, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. At March 26, 1999, there were 26,046,682 shares of Common Stock outstanding and entitled to be voted at the Meeting. Each share of Common Stock is entitled to one vote at the Meeting. A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum.

Security Ownership of Certain Beneficial Owners

         The following table set forth certain information regarding the TGI Common Stock owned as of March 26, 1999 (i) by each person who beneficially owned more 5% of the shares of TGI Common Stock; (ii) by each TGI director,
(iii) by the Named Executive Officer of TGI (as defined herein); and (iv) by all TGI directors and executive officers as a group.

                                                                                          Percentage
                   Name and Address                 Amount and Nature of Beneficial     Of Common Stock
                  of Beneficial Owner                 Ownership of Common Stock (1)          Owned
                  -------------------                 -----------------------------          -----
       ECD Trust UA 7.30.80                                    7,003,465 (2)                  21.2%
       1910 San Marco Blvd.
       Jacksonville, FL  32207

       T. Wayne Davis                                         10,631,854 (3)                  29.0%
       1910 San Marco Blvd.
       Jacksonville, FL  32207

       Carroll L. Fulmer                                       1,023,608 (4)                   3.8%
       8340 American Way
       Groveland, FL  34736

       Philip A. Belyew                                          995,239 (5)                   3.7%
       Suite 1740
       2859 Paces Ferry Road
       Atlanta, GA  30339

       Wayne N. Nellums                                          318,577 (6)                   1.2%
       Suite 1740
       2859 Paces Ferry Road
       Atlanta, GA  30339

       N. Mark DiLuzio                                           109,733 (7)                   *
       Suite 1740
       2859 Paces Ferry Road
       Atlanta, GA  30339

       Derek E. Dewan                                             83,334 (8)                   *
       6440 Atlantic Boulevard
       Jacksonville, FL  32211

       Ford G. Pearson                                            83,334 (9)                   *
       666 Garland Place
       Des Plaines, IL  60016

       Scott J. Tsanos                                            55,155 (10)                  *
       Suite 1740
       2859 Paces Ferry Road
       Atlanta, GA  30339

       Robert R. Hermann, Jr.                                     33,334 (11)                  *
       Hermann Companies
       7701 Forsyth Boulevard
       Tenth Floor
       St. Louis, Missouri 63105

       All executive officers and directors                   13,334,168 (12)                33.9%
       As a group (10 persons)

---------------------------------------
* Represents less than 1%.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and includes, in certain instances, shares held in the name of an individual's spouse or minor children, the reporting of which is required by applicable rules of the Securities and Exchange Commission, but as to which shares the executive officer or director may have disclaimed beneficial ownership. Unless otherwise noted, all shares are owned of record by the persons named and the beneficial ownership consists of sole voting power and sole investment power. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable pursuant to options held by the respective person or group which may be exercised within 60 days after March 26, 1999 are included ("Presently Exercisable Options"). Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
(2) Includes 6,033,601 shares of Common Stock owned directly, 876,000 held by General Parcel Corporation, and 93,864 shares of Common Stock issuable upon the exercise of certain warrants. Eunice C. Davis, lifetime beneficiary of the ECD Trust and is the mother of T. Wayne Davis, Chairman of the Board.
(3) Includes 7,003,465 shares owned by the ECD Trust. Includes 1,566,414 shares of Common Stock owned directly; 1,276,396 shares owned by the TWD Trust for ECD, of which Mr. Davis is Trustee; 186,602 shares owned by the TWD Trust for DDL, of which Mr. Davis is Trustee; 171,497 shares owned by the TWD Trust for TDD, of which Mr. Davis is Trustee; 20,438 shares owned by the TWD Trust for TWD, Jr., of which Mr. Davis is Trustee; 11,500 shares owned by Redwing Properties, Inc. of which Mr. Davis is President; 3,497 shares owned by Redwing Investments, Inc., of which Mr. Davis is President; 4,912 shares owned by Mr. Davis' wife, Mary O. Davis; an aggregate of 50,688 shares of Common Stock held by W. Davis' children, C. Rebecca Davis, Elizabeth Davis and Katherine C. Davis; and 336,445 shares of Common Stock issuable upon the exercise of certain warrants.
(4) Consists of 1,023,608 shares of Common Stock owned by Barbara Fulmer, Mr.Fulmer's wife. (5) Includes 228,571 shares of Common Stock owned directly and the vested portion of 800,000 shares of Common Stock issuable upon the exercise of Presently Exercisable Options granted to Mr. Belyew.
(5) Includes 228,571 shares of Common Stock owned directly and the vested portion of 800,000 shares of Common Stock issuable upon the exercise of Presently Exercisable Options granted to Mr. Belyew.
(6) Includes 2,577 shares of Common Stock owned directly and the vested portion of 324,000 shares of Common Stock issuable upon the exercise of Presently Exercisable Options granted to Mr. Nellums.
(7) Includes 9,732 shares of Common Stock owned directly and the vested portion of 150,000 shares of Common Stock issuable upon the exercise of Presently Exercisable Options granted to Mr. DiLuzio.
(8) Represents the vested portion of 100,000 shares of Common Stock issuable upon the exercise of Presently Exercisable Options granted to Mr. Dewan.
(9) Represents the vested portion of 100,000 shares of Common Stock issuable upon the exercise of Presently Exercisable Options granted to Mr. Pearson.
(10) Includes 5,155 shares of Common Stock owned directly and the vested portion of 75,000 shares of Common Stock issuable upon the exercise of Presently Exercisable Options granted to Mr. Tsanos.
(11) Represents the vested portion of 100,000 shares of Common Stock issuable upon the exercise of Presently Exercisable Options granted to Mr. Hermann.
(12) Includes a total of 10,201,545 shares and 430,309 warrants and options owned and/or controlled by T. Wayne Davis; 1,023,608 shares owned by Carroll Fulmer, 228,571 shares and 766,668 options owned by Philip A. Belyew, 2,577 shares and 316,000 Presently Exercisable Options owned by Wayne N. Nellums, 9,732 shares and 100,001 Presently Exercisable Options owned by N. Mark Diluzio, 83,334 Presently Exercisable Options owned by Derek E. Dewan, 83,334 Presently Exercisable Options owned by Ford G. Pearson, 5,155 shares and 50,000 Presently Exercisable Options owned by Scott J. Tsanos, and 33,334 Presently Exercisable Options owned by Robert R. Hermann.

                             RECENT DEVELOPMENTS -
                PROPOSED ISSUANCE OF CONVERTIBLE PREFERRED STOCK


Negotiations with GE Capital

         During the past two months, TGI management has been in discussions with General Electric Capital Corp. ("GE Capital"), a wholly owned subsidiary of General Electric Co., concerning a proposed equity financing transaction. TGI currently anticipates that if these negotiations are successfully completed, the Board of Directors will designate 5,000,000 shares of convertible preferred stock with terms substantially as described below (the "Convertible Preferred Stock") and issue the Convertible Preferred Stock to GE Capital or one of its affiliates (the "Investor"). In exchange, TGI would receive $25 million in cash.

         The proceeds from the sale of the Convertible Preferred Stock would be used to fund future acquisitions and for general corporate purposes, including repayment of revolving credit indebtedness. TGI's strategy is to build a national trucking company by acquiring truckload carriers that meet certain criteria, and TGI has acquired 14 carriers since July 1997. TGI intends to continue this program of acquisitions, and management believes that the sale of the Convertible Preferred Stock would assist TGI in executing this strategy. Although TGI continually evaluates potential acquisitions of such businesses and anticipates continuing to make such evaluations and acquisitions, as of the date of this Proxy Statement TGI had no agreements with respect to the acquisition of another business.

         Shareholders should note that TGI and GE Capital are still in negotiations concerning the proposed sale of the Convertible Preferred Stock and that there are no binding agreements with respect to this subject matter other than certain provisions relating to confidentiality, indemnification and procedural matters contained in a letter agreement dated February 18, 1999. GE Capital is under no obligation to proceed with the transaction, and there can be no assurance that GE Capital or any of its affiliates will purchase any shares of Convertible Preferred Stock or other securities, whether on the terms described below or otherwise.

         TGI's articles of incorporation currently authorize the issuance of up to 5,000,000 shares of preferred stock, which will be increased to 20,000,000 shares in connection with the proposed amendment to TGI's Articles of Incorporation, and authorize the Board to fix the preferences, limitations and relative rights of one or more classes and series of preferred stock and to authorize the issuance of such stock without shareholder approval. The proposed sale of the Convertible Preferred Stock, if it proceeds, would not require the approval of the holders of TGI's Common Stock, other than the approval of the amendment to TGI's articles of incorporation.

Description of Proposed Convertible Preferred Stock

         Dividends

         The Investor would be entitled to receive, when declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash at an annual rate of 9% of the stated value of $5.00 per share of Convertible Preferred Stock. Dividends on the Convertible Preferred Stock would be cumulative and would accrue from the date of issuance of the stock, and would be payable quarterly in arrears. The proposed terms of the Convertible Preferred Stock also provide for certain tax indemnification and gross-up provisions for the Investor.

         Conversion

         At the Investor's option, outstanding Convertible Preferred Stock could be converted at any time into TGI Common Stock at the initial conversion ratio of 1:1. The conversion ratio would be adjusted to provide antidilution protection, including adjustments for extraordinary dividends, recapitalizations, issuances of Common Stock at prices below either the conversion price or the prevailing market price or subdivisions, combinations or reclassifications of TGI Common Stock. However, there would be no adjustment for Common Stock issuable upon the exercise of currently outstanding convertible securities or employee stock options approved by the Board of Directors, subject to certain limitations and excluding stock issued in connection with certain acquisitions.

         The Investor would have the right to require TGI to register with the SEC the resale of TGI Common Stock issued upon conversion of the Convertible Preferred Stock and to include such shares in other registrations carried out by TGI. These registrations would be at TGI's expense, except that underwriting commissions would be borne by the Investor.

         Redemption

         At the Investor's option, TGI would be required to redeem up to one-third of the Convertible Preferred Stock on the third anniversary of the sale of the stock, up to two-thirds on the fourth anniversary, and all of the stock on the fifth anniversary. The amount payable on each of these dates would be the stock's stated value of $5.00, plus any accrued and unpaid dividends. The redemption rights expire on the fifth anniversary of the issuance date.

         Voting Rights

         The Investor would have the right to vote with TGI's common shareholders on all matters submitted to a vote of shareholders, on an as-if converted basis. The affirmative vote of a majority of the outstanding shares of Convertible Preferred Stock would be required to approve the issuance of securities senior to or on parity with the Convertible Preferred Stock (or securities convertible into senior or parity securities) or certain amendments of TGI's articles of incorporation.

         Also, each holder of Convertible Preferred Stock would have to approve any modification of the terms of the Convertible Preferred Stock that would (a) change the redemption dates; (b) reduce its stated value, liquidation preference or dividend rate; (c) change the place or currency of payment of stated value or liquidation preference of, or dividend on, the Convertible Preferred Stock; (d) impair the Investor's right to sue for the enforcement of any payment required on any shares of Convertible Preferred Stock; (e) adversely affect the Convertible Preferred Stock's conversion rights; or (f) reduce the percentage of outstanding Convertible Preferred Stock necessary to amend its terms or to grant waivers.

         Liquidation Preference

         If TGI were sold or liquidated or if its business were wound up for any reason, the Investor would receive the $5.00 stated value of each outstanding share of Convertible Preferred Stock, plus accrued but unpaid dividends, before any payments could be made to any other TGI shareholders. Thereafter, holders of Convertible Preferred Stock would participate in any distributions to TGI shareholders on an as-if converted basis, except in the case of a merger in which the TGI shareholders continue to own at least 35% of the surviving company.

         Covenants and Remedies

         The terms of the Convertible Preferred Stock would include covenants that TGI would have to comply with as long as the Investor continues to own 30% of the Convertible Preferred Stock originally issued, including (a) restrictions on additional indebtedness and liens, (b) restrictions on Common Stock dividends, (c) information requirements, (d) prohibitions on the issuance of senior or parity securities, (e) restrictions on acquisitions of assets above a certain amount, (f) restrictions on sales of assets, (g) restrictions on acquisitions, mergers and changes of control other than acquisitions within certain dollar parameters, (h) prohibitions on entering non-core lines of business, (i) maintenance of key man insurance, and (j) Year 2000 compliance. These restrictions will also terminate in the event GE Capital or its affiliates do not own more than 50% of the Convertible Preferred Stock outstanding at any time.

         The terms of the Convertible Preferred Stock would provide for remedies upon the occurrence of certain events, including (a) the continuing breach of any covenants or representations and warranties, (b) the non-payment of any quarterly dividend, and (c) the failure to make mandatory redemptions. The remedies would include giving the Investor the right to elect two additional directors to TGI's Board of Directors.

         Board Observation Rights

         The Investor would have the right to notice of and attendance at all TGI Board meetings and to receive all information provided to Board members.

         Conditions of Purchase and Sale

         The purchase and sale of the Convertible Preferred Stock would be subject to certain conditions, including (a) the satisfactory completion of all business, financial, environmental and legal due diligence, (b) receipt of any required governmental or regulatory approvals, including the expiration of any waiting periods under the Hart Scott Rodino Antitrust Improvements Act, (c) receipt of legal opinions from TGI's counsel, (d) receipt of any required consents from shareholders or third parties, and (e) the absence of any material adverse events.

         Expenses and Indemnities

         TGI has agreed to pay all reasonable due diligence expenses and outside legal and consulting fees in connection with the transaction or the enforcement of the Investor's related rights, whether or not the transaction is completed. TGI paid an underwriting deposit of $50,000 to GE Capital in connection with the execution of the letter of interest in February 1999. If the sale of the Convertible Preferred Stock is completed, this amount will be applied toward expenses or other payments owed to the Investor, with any balance remitted to TGI. TGI has agreed to indemnify the Investor, within certain limits, against all losses resulting from the transaction, other than losses arising out of the Investor's gross negligence or willful misconduct.

                             ELECTION OF DIRECTORS
                                  (Proposal 1)
Nominees

 A Board consisting of six directors is to be elected at the Meeting. Each of the nominees is currently a member of the Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them for TGI's nominees named below. In the event that any nominee of TGI is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been duly elected and qualified.

The nominees, and certain information about them, are set forth below:

            Nominee                        Current Position with TGI

            T. Wayne Davis                 Chairman of the Board

            Philip A. Belyew               Chief Executive Officer and Director

            Derek E. Dewan                 Director

            Carroll L. Fulmer              Director

            Robert R. Hermann, Jr.         Director

            Ford G. Pearson                Director

         T. Wayne Davis, age 51, has been a director of TGI since February 1988 and Chairman of the Board of Directors of TGI since February 1989. He has served as a director of Winn-Dixie Stores, Inc., a grocery store operator, since October 1982 and served that company as a Vice President from December 1971 to June 1987. Since July 1987, Mr. Davis has been a self-employed investor. In 1974, Mr. Davis founded Abacus Services, Inc., a temporary staffing service, and served as Chairman and Chief Executive Officer. He also has served on the Board of Directors of Enstar Group, Inc. and Modis Professional Services, Inc.

         Philip A. Belyew, age 51, has been the President, Chief Executive Officer and Director of TGI since January 6, 1997. Until November 1996, Mr. Belyew was Chairman, President and Chief Executive Officer of Atlanta-based United TransNet Inc., which was formed in December 1995 with the merger of Courier Dispatch Group and five other ground and air courier companies, which was acquired by Corporate Express in November 1996. From March 1994 to December 1995, Mr. Belyew served as President and Chief Executive Officer of Courier Dispatch Group and from December 1991 to March 1994, Mr. Belyew served as Chief Operating Officer of the same company.

         Derek E. Dewan, age 44, has been a member of the Board of Directors of TGI since January 1997. Mr. Dewan is Chairman, President and Chief Executive Officer of Modis Professional Services, Inc., a national provider of strategic staffing, consulting and outsourcing services to businesses, professional and service organizations, and governmental agencies. Prior to joining Modis in 1994, Mr. Dewan was managing partner for the accounting firm of Coopers & Lybrand LLP in Jacksonville, Florida. Mr. Dewan also serves on the Boards of the National Association of Temporary Staffing Services (NATSS) and Payroll Transfers, Inc.

         Carroll L. Fulmer, age 65, has been a member of the Board of Directors of TGI since September 1997. Mr. Fulmer is Senior Vice President of Transit Group Transportation LLC (a wholly-owned subsidiary of TGI). Mr. Fulmer founded Carroll Fulmer Group and affiliates during the early 1960's.

         Robert R. Hermann, Jr., age 45, has been a member of the Board of Directors of TGI since September 3, 1998. Mr. Hermann is President of Hermann Companies, Inc., a packaging system company with domestic and international operations based in St. Louis, Missouri. Mr. Hermann is also Chairman of the Board of Directors and Chief Executive Officer of Hermann Marketing, Inc., a marketing firm based in St. Louis, Missouri and serves on the board of directors of First National Bank of St. Louis.

         Ford G. Pearson, age 56, has been a member of the Board of Directors of TGI since October 1997. Mr. Pearson, has served since 1986 as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Wheels, Inc., an Illinois-based fleet leasing and management company. Prior to his involvement with Wheels, Inc., Mr. Pearson held several positions with Continental Bank in Chicago, Illinois and was most recently in charge of Continental Bank's Commercial Finance Department.

         The election of Directors requires an affirmative vote by a plurality of the votes cast. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect.

         The Board of Directors recommends that you vote FOR the election of the nominees named above.

Board Meetings and Committees

         The Board of Directors of TGI held five meetings during the fiscal year ended December 31, 1998. Mr. Davis, Mr. Belyew, Mr. Pearson, Mr. Fulmer, and Mr. Hermann attended all Board meetings for the portion of the year they were Board members. Mr. Dewan attended three meetings during 1998.

         The Board has a standing Executive, Audit, and Compensation Committee. Messrs. Belyew and Davis currently serve on the Executive Committee. The purpose of the Executive Committee is to exercise certain powers delegated by the Board of Directors between regular Board Meetings. All actions of the Committee are subject to review and ratification by the full Board of Directors.

         Messrs. Dewan and Pearson currently serve on the Audit Committee of the Board of Directors. The purpose of the Audit committee is to review financial statements and the internal financial reporting system and controls of the Company with TGI's management and independent accountants, recommend resolutions for any dispute between TGI's management and its auditors and review other matters relating to the relationship of TGI with its auditors.

         Messrs. Davis, Dewan, Hermann and Pearson currently serve on the Compensation Committee. The purpose of the Compensation Committee is to review and approve the salaries of TGI's officers and certain highly compensated employees for each fiscal year. The compensation of the President and Chief Executive Officer of TGI remains subject to approval by the full Board. Mr. Davis is an Executive Officer of the Company.

         Messrs. Pearson and Dewan currently serve on the Nominating Committee. The purpose of the Nominating Committee is to review suggestions made by other Directors for new Board members and propose to nominate two additional individuals to serve on the Board.

         The Compensation Committee, the Audit Committee, and the Executive Committee each held two meetings, and Nominating Committee held one meeting during the fiscal year ended December 31, 1998.

Director Compensation

         All members of the Board of Directors of TGI who are employees of TGI receive no additional compensation for serving on the Board or any committees thereof in excess of their regular salaries. Members of the Board of Directors who are not employees of TGI receive a fee of $2,000 for each board meeting attended.

         In September 1998, the Compensation Committee granted to Mr. Hermann an option to purchase 75,000 shares of TGI's common stock at an exercise price equal to the fair market value at the time of grant. On December 1, 1998, the Compensation Committee granted each board member an option to purchase 25,000 shares of TGI's common stock at an exercise price equal to the fair market value at the time of grant. One-third of the options granted to TGI directors vest on the date of grant, one-third vests on the first anniversary of the date of grant, and the remainder vest on the second anniversary of the date of grant.

           ADOPTION OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                  (Proposal 2)

         The Board of Directors proposes that the shareholders approve an amendment and restatement of TGI's articles of incorporation that would increase the number of authorized shares of Common Stock from 30,000,000 shares to 100,000,000 shares and increase the number of authorized preferred shares from 5,000,000 shares to 20,000,000 shares. As amended and restated, Article III(a) of TGI's articles would provide as follows:

         This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 120,000,000 shares, of which 100,000,000 shares are Common Stock, $.01 par value per share, and 20,000,000 shares are Preferred Stock, no par value per share. The rights and preferences of all outstanding shares of Common Stock shall be identical. The holders of outstanding shares of Common Stock shall have the right to vote on all matters submitted to a vote of the stockholders of the Corporation, on the basis of one vote per share of Common Stock owned.

The full text of the proposed amended and restated articles of incorporation of TGI is attached to this Proxy Statement as Appendix A.

         TGI would also have authorized for issuance 20,000,000 shares of preferred stock, and the Board would continue to have the authority to fix the preferences, limitations and relative rights of one or more classes and series of preferred stock and to authorize the issuance of such stock without shareholder approval. As described elsewhere in this Proxy Statement, subject to completion of negotiations, TGI may designate and issue to GE Capital Corp. or one of its affiliates up to 5,000,000 shares of convertible preferred stock. This potential transaction is not subject to shareholder approval. See "Recent Developments-Proposed Issuance of Convertible Preferred Stock."

         On March 26, 1999, TGI had 26,046,682 shares of Common Stock outstanding. On that date, an additional 4,186,475 shares of Common Stock were reserved for issuance pursuant to TGI's stock option plans, stock option agreements and warrants.

         TGI's strategy is to build a national trucking company by acquiring truckload carriers that meet certain criteria. The issuance of shares of TGI's Common Stock is one of the primary means by which it funds these acquisitions, along with the cash payments and debt assumptions. Since July 1997, TGI has acquired 14 carriers and, in connection with these acquisitions, issued more than 13 million shares of Common Stock. TGI intends to continue its program of carrier acquisitions and to fund future acquisitions in part with shares of Common Stock. To do so, however, TGI's authorized shares of Common Stock must be increased. Although TGI continually evaluates potential acquisitions of businesses, as of the date of this Proxy Statement, TGI had no agreements with regard to the issuance of shares of its common stock with respect to the acquisition of another business.

         The additional authorized shares of Common Stock and Preferred Stock would also give TGI flexibility in its corporate planning and in responding to future business developments, including possible financings and acquisition transactions other than those described above, stock splits or dividends, issuances under stock-based incentive plans and other general corporate purposes. The directors of TGI have authorized the issuance of Common Stock for some of these purposes in the past; however TGI has no present plans to issue additional shares of Common Stock except as noted above. TGI believes that increasing its authorized common shares to 100,000,000 shares will provide TGI with sufficient shares available for issuance for at least the next three years.

         Under some circumstances, issuance of additional shares of Common Stock and Preferred Stock could dilute the voting rights, equity and earnings per share of existing shareholders. This increase in authorized but unissued Common Stock and Preferred Stock also could be considered an anti-takeover measure because the additional authorized but unissued shares of Common Stock could be used by the Board to make a change in control of TGI more difficult. The Board's purpose in recommending this proposal is not as an anti-takeover measure, but for the reasons discussed above.

         Authorized shares of Common Stock may be issued by the Board of Directors from time to time without further shareholder approval, except in situations where shareholder approval is required by Florida law or the rules of The Nasdaq Stock Market. Shareholders of TGI have no preemptive rights to acquire additional shares of Common Stock.

         Restatement of TGI's articles of incorporation will also permit TGI to eliminate from the articles lengthy descriptions of the preferences, limitations and relative rights of several series of preferred stock issued in the past, none of which shares are currently outstanding.

         The proposed amendment to the articles will be approved if a quorum is present at the meeting and 51% of the outstanding shares of Common Stock affirmatively vote to approve the amendment. Proxies which have been marked as abstentions or which have been designated by brokers as not voted will have the effect of a negative vote.

         The Board of Directors believes that the proposed increase in the number of authorized shares is necessary for TGI to continue to carry out its business strategy. Accordingly, the Board recommends a vote FOR approval of the proposal to amend and restate TGI's articles of incorporation.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                  (Proposal 3)

         The Board of Directors, upon recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP as independent accountants for TGI for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has been the independent public accountants for TGI since February 1997.

         Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Board of Directors will reconsider its selection of auditors.

         On February 17, 1997, Transit Group, Inc. engaged PricewaterhouseCoopers LLP, then known as Price Waterhouse LLP, to succeed Grenadier, Collins, Mencke & Howard, LLP as its Independent Accountants. The change in independent accountants resulted from TGI's announced plans to form an Atlanta based holding company and seek to acquire other trucking companies. The auditor's reports for the last two fiscal years did not contain adverse opinions or disclaimers of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants has been approved by the Board of Directors. There were no disagreements with Grenadier, Collins, Mencke & Howard, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         Adoption of this Proposal requires an affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect.

         The Board of Directors recommends a vote FOR the approval of the appointment of PricewaterhouseCoopers LLP as independent accountants for 1999.

               RATIFICATION OF CERTAIN PAST ACTIONS BY THE BOARD
                           OF DIRECTORS AND OFFICERS
                                  (Proposal 4)

         TGI has been involved with numerous acquisitions in the period between the 1998 shareholders' meeting and the 1999 shareholders' meeting. The Company's President generally has the authority to execute such documents as are necessary in order for TGI to transact business and the Board of Directors generally has the authority to determine what corporate actions are in the best interests of TGI and its shareholders. Nonetheless, the Board of Directors has determined that shareholder ratification of the prior actions of the Company's Board of Directors and officers would serve TGI's best interests and that of its shareholders.

         Voting for this proposal has the effect of adopting, ratifying, approving and confirming all actions and deeds done heretofore by the Directors of the Company as such actions and deeds appear of record or in the usual course of business from the date of the 1998 shareholders' meeting to the date of the 1999 shareholders' meeting, including all transactions in the usual course of business taken by the Directors of the Company, including all actions by the Directors at all meetings, whether or not: (a) such meetings were properly called; (b) a quorum was present, (c) minutes were prepared; (d) such actions were taken or made by the requisite number of Directors; (e) such Directors were properly elected and qualified; and (f) such actions were otherwise irregular.

         Voting for this proposal also has the effect of adopting, ratifying, approving and confirming all actions and deeds done heretofore by the President and other officers of the Company as such actions and deeds appear of record or in the usual course of business from the last election of officers, including all transactions in the usual course of business taken by the President and other officers of the Company.

         This Proposal will be approved if a quorum is present at the meeting and the votes cast in favor of this Proposal exceed the votes cast opposing it. Proxies which have been marked as abstentions or which have been designated by brokers as not voted will not be counted in determining the votes cast on this Proposal.

         The Board of Directors recommends that you vote FOR the ratification of certain past actions by the Board of Directors and officers from the 1998 shareholders' meeting to the 1999 annual shareholders' meeting.

                               EXECUTIVE OFFICERS

         The following table sets forth the names, ages and positions with TGI of each of the present executive officers of TGI:

      Name                 Age               Position with TGI
      ----                 ---               -----------------
T. Wayne Davis              51       Chairman

Philip A. Belyew            51       Chief Executive Officer

N. Mark DiLuzio             41       Senior Vice President - Finance, Mergers and Acquisitions

R. David England            44       Senior Vice President

Wayne N. Nellums            50       Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Kim L. Mattingly            42       Vice President - Human Resources

James G. Salmon             33       Vice President - Mergers and Acquisitions

Scott J. Tsanos             48       Vice President, Chief Accounting Officer, and Assistant Secretary

---------------

TGI's executive officers serve at the pleasure of TGI's Board of Directors.

         N. Mark DiLuzio, 41, has been Senior Vice President - Finance Mergers and Acquisitions of TGI since December 1998. From October 1997 to December 1998 Mr. DiLuzio served as Vice President of Acquisitions of TGI. Prior to his involvement with TGI, Mr. DiLuzio was Senior Vice President and Corporate Development Director for First Union Bank in Atlanta from June 1988 to October 1997. He was employed by Texas Commerce Bancshares in Houston from June 1981 to June 1988 before joining First Union Bank in Atlanta.

         R. David England, 44, has served as Senior Vice President of TGI since December 1998. From October 1998 to December 1998 he served as Vice President of TGI. From November 1996 to October 1997, Mr. England served as Vice President of Operations for Corporate Express Delivery, Inc. From 1980 to 1996, Mr. England was employed by United TransNet, Inc. as Vice President of Operations.

         Wayne N. Nellums, 50, has been Senior Vice President, Chief Financial Officer, Secretary and Treasurer of TGI since December 1998. From May 1997 to December 1998 Mr. Nellums served as Vice President, Chief Financial Officer, and Secretary and was Vice President and Chief Financial Officer from May 1995 to October 1995. Prior to joining TGI, Mr. Nellums was a Partner with KPMG Peat Marwick from July 1979 through February 1987. He was with The Enstar Group, Inc. and affiliated companies from February 1987 through December 1992 where he held several positions including Executive Vice President, Chief Financial Officer from June 1989 through April 1991 and Executive Vice President, Chief Financial Officer of Enstar Specialty Retail, Inc. from April 1991 through December 1992. From January 1993 through July 1994 he was a Public Accountant in Montgomery, Alabama, and from July 1994 through April 1995, Mr. Nellums was Chief Financial Officer of Affinity Corporation.

         Kim L. Mattingly, 42, has been Vice President of Human Resources since September 1998. Previously, she served as Director of Human Resources for Corporate Express Delivery, Inc. from November 1996 to October 1997. Ms. Mattingly was employed by United TransNet, Inc., formerly known as Courier Dispatch Group, Inc. from September 1980 through October 1996 as Director of Human Resources.

         James G. Salmon, 33, has been Vice President of Mergers and Acquisitions since May 1998. From November 1997 to May 1998, Mr. Salmon was a consultant with Pat Salmon and Sons, Inc. From December 1995 to November 1997, Mr. Salmon was a founder and Board Member of United TransNet, Inc. until acquired by Corporate Express Delivery, Inc. where he served as an operational vice president. From October 1989 through December 1995 he served as President of Salmon Acquisition Corporation.

         Scott J. Tsanos, 48, has served as Vice President, Chief Accounting Officer since February 1998. From November 1996 to December 1997, Mr. Tsanos served as Senior Vice President of Finance for the Camberley Hotel Company. From January 1983 through November 1996 Mr. Tsanos was employed by Sybra, Inc. as Vice President of Finance.

Executive Compensation

         The following table shows the summary compensation paid by TGI to the Chief Executive Officer and other executive officers whose salary and bonus exceeded $100,000 in 1998 (the "Named Executive Officers").

                                                 Summary Compensation Table (1996-1998)

                                                                                     Long-Term
                                                                                   Compensation
                                             Annual Compensation(1)                   Awards
                                                                                    Securities               All
                                                                                    Underlying              Other
Name and Principal Position            Year         Salary          Bonus         Options Granted      Compensation(1)
---------------------------            ----         ------          -----         ---------------      ---------------
T. Wayne Davis                         1998         $102,981     $       --            25,000          $        --
Chairman of the Board                  1997         $ 72,746             --                --                   --
                                       1996               --             --                --                   --

Philip A. Belyew                       1998         $176,896     $   86,300           100,000          $    44,241
President and Chief Executive          1997         $150,000             --           700,000                   --
Officer                                1996               --             --                --                   --

Wayne N. Nellums                       1998         $140,660     $   32,200            24,000          $    16,538
Senior Vice President, CFO,            1997         $104,384             --           200,000          $    63,026
Secretary and Treasurer                1996         $ 85,000             --                --                   --

N. Mark DiLuzio                        1998         $121,146     $   20,000            50,000          $    13,585
Senior Vice President of               1997         $ 23,442             --           100,000                   --
Finance, Mergers and Acquisitions      1996               --             --                --                   --
                                                                         --                                     --

Scott J. Tsanos                        1998         $ 90,166     $   11,250            75,000          $     9,832
Vice President and Chief               1997               --             --                --                   --
Accounting Officer                     1996               --             --                --                   --

-----------------

(1) In accordance with the Securities and Exchange Commission rules, reporting is not required unless the aggregate of such compensation exceeds $50,000 or 10% of the total annual salary and bonuses. The amounts reported for Mr. Belyew in 1998 includes an auto allowance of $11,400, dues of $6,900, life insurance premiums of $21,191, and executive tax services in the amount of $4,750. The amounts for Mr. Nellums in 1997 include an auto allowance of $10,450, club dues of $195, reimbursement of relocation expenses of $39,873, and reimbursement of income taxes on the moving expense reimbursement in the amount of $12,508.

Stock Options Granted in Fiscal 1998

         The following table provides information with respect to the stock options granted in 1998 for the Named Executive Officers.

                        Number of Securities
                             Underlying            Percent of Total            Exercise
                        Options Granted (#)       Options Granted to           Price Per           Expiration
        Name                                       Employees in 1998           ($ Share)              Date
        ----                                       -----------------           ---------              ----
T. Wayne Davis                      25,000                3.1%                    $5.000               12/31/00

Philip A. Belyew                   100,000               12.4%                    $6.875               12/31/00

Wayne N. Nellums                    24,000                3.0%                    $6.875               12/31/00

N. Mark DiLuzio                     50,000                6.2%                    $6.875               12/31/00

Scott J. Tsanos                     75,000                9.3%                    $6.875               12/31/00

                         Fiscal Year End Option Values

         The following table provides information with respect to year-end option values for the Named Executive Officers. There were no options exercised in fiscal 1998 by the Named Executive Officers.

                                Number of Securities Underlying                    Value of Unexercised
                                    Unexercised Options (#)                     In-the-Money Options ($)
                                    -----------------------                     ------------------------

          Name                Exercisable           Unexercisable          Exercisable            Unexercisable
          ----                -----------           -------------          -----------            -------------
T. Wayne Davis                  115,970                 16,666            $   384,374              $    4,167

Philip A. Belyew                500,002                299,998              1,516,671                 758,329

Wayne N. Nellums                241,344                 82,666                698,336                 216,665

N. Mark DiLuzio                  83,334                 66,666                     --                      --

Scott J. Tsanos                  25,000                 50,000                     --                      --

----------------

(1) The year-end dollar value of unexercised in-the-money options was calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 1998 and the exercise price of the options.

Certain Transactions

         On May 2, 1997, TGI's Chairman, President and Chief Executive Officer, certain affiliates of TGI's Chairman and another individual subscribed to purchase 3,272,902 shares of restricted common stock for cash, cancellation of debt and assumption of debt in the amount of approximately $5.7 million.

         In June 1997, the ECD Trust and T. Wayne Davis elected to convert their preferred stock and accrued dividends of $385,000 to common stock. TGI issued 4,323,922 shares of common stock upon the conversion. In July 1997, an affiliate of the TGI's Chairman loaned TGI $4,000,000. The note bears interest at 9% per annum and is payable in four equal annual installments commencing April 1999. In December 1998, TGI made a $500,000 principal payment on the note.

         In December 1997, TGI sold the parcel delivery business to the ECD Trust, an affiliate of TGI's Chairman. The buyer assumed liabilities of approximately $4.0 million in excess of assets. To compensate for the excess liabilities assumed by the buyer, TGI issued 877,000 shares of Common Stock to the buyer.

         TGI leases certain facilities and equipment from several of the former owners of businesses acquired including from Carroll Fulmer, a member of our Board of Directors. During 1997 and 1998, rental payments under operating leases to related third parties aggregated $73,000 and $194,000, respectively. Payments to related third parties under capitalized leases totaled $1.6 million and $785,000 in 1998 and 1997, respectively. The terms of the leases with related parties are, in the opinion of management, no less favorable to the Company than could be obtained from unrelated third parties.

                 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires TGI's directors, executive officers and persons who own more than 10% of TGI's outstanding common stock, to file with the SEC reports of changes in ownership of TGI's Common Stock held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish TGI with copies of all forms they file under this section. To management's knowledge, based solely on a review of the copies of such reports furnished to TGI and representations that no other reports were required, during 1998, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with.

                             SHAREHOLDER PROPOSALS

         A shareholder who wishes to submit a proposal for action at the 2000 Annual Meeting must send his proposal sufficiently in advance so that it is received at TGI's principal executive office by December 24,1999. The shareholder should also notify TGI in writing regarding his intention to appear personally at the Meeting to present his proposal at the time he submits his proposal.

                                 OTHER MATTERS

         Management of TGI is not aware of any other matter to be presented for action at the Annual Meeting other that those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matter comes before the Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.


                                 ANNUAL REPORT

         A copy of TGI's 1998 Annual Report is being mailed with this Proxy Statement to each shareholder of record. Shareholders not receiving a copy of such Annual Report may obtain one by writing or calling Vanessa Plumecocq, Financial Analyst of TGI.


                       By Order of the Board of Directors



                                         Philip A.  Belyew
                                         President and Chief Executive Officer

April 22, 1999
Atlanta, Georgia

                                    Form of
                                   Proxy Card

                              FOLD AND DETACH HERE
        -------------------------------------------------------------
               This proxy is solicited on behalf of the Board of Directors of the Company. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for the director listed below and all the other
                                   Proposals.

        1.   ELECTION OF DIRECTORS

        (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

        FOR all nominees listed to the right           T. Wayne Davis
        (except as marked to the contrary)  [  ]       Philip A. Belyew
                                                       Ford G. Pearson
        WITHHOLD authority to vote                     Derek E. Dewan
        for all nominees                    [  ]       Carroll L. Fulmer
                                                       Robert R. Hermann, Jr.


        2.   ADOPTION  OF  THE  AMENDED  AND  RESTATED   ARTICLES  OF
             INCORPORATION OF TRANSIT GROUP, INC.

        FOR [  ]              AGAINST [  ]                ABSTAIN [  ]


        3.   RATIFICATION   OF  THE  APPOINTMENT  OF  PRICEWATERHOUSECOOPERS,
             LLP AS INDEPENDENT ACCOUNTANTS OF TRANSIT GROUP, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

        FOR [  ]              AGAINST [  ]                ABSTAIN [  ]

        4. RATIFICATION OF CERTAIN PAST ACTIONS OF THE BOARD OF DIRECTORS AND OFFICERS OF TRANSIT GROUP, INC.

        FOR [  ]              AGAINST [  ]                ABSTAIN [  ]

        In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or adjournment(s), including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies. This proxy may be revoked at any time prior to voting hereof.

        This proxy, when properly executed, duly returned and not revoked will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the election of nominees for director listed above and the other Proposals listed on this Proxy.

        Dated:  ______________________________, 1999


        --------------------------------------
                       Signature(s)


        --------------------------------------

        NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

                                   APPENDIX A


                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              TRANSIT GROUP, INC.


         Pursuant to Section 607.1007 of the Florida Business Corporation Act, Transit Group, Inc., (the "Corporation") hereby amends and restates its Articles of Incorporation, as they may have previously been amended or restated as set forth below:


                                Article I. Name

                  The name of this Corporation is TRANSIT GROUP, INC. (the "Corporation").

                              Article II. Purpose

                  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any and all lawful act or activity for which corporations may be organized under the Florida Business Corporation Act as now or hereinafter in force. The Corporation shall possess and exercise all of the powers and privileges granted by the Florida Business Corporation Act, by any other law or by these Articles, together with all such powers and privileges incidental thereto as may be necessary or convenient to the conduct, promotion or attainment of the purposes of the Corporation.


                          Article III. Share Structure

                  (a) This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 120,000,000 shares, of which 100,000,000 shares are Common Stock, $.01 par value per share, and 20,000,000 shares are Preferred Stock, no par value per share. The rights and preferences of all outstanding shares of Common Stock shall be identical. The holders of outstanding shares of Common Stock shall have the right to vote on all matters submitted to a vote of the stockholders of the Corporation, on the basis of one vote per share of Common Stock owned.

                  (b) The Preferred Stock may be issued from time to time in one or more classes and series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such class and/or series of Preferred Stock and shall fix the preferences, limitations and relative rights thereof. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued class or series of Preferred Stock and to fix the number of shares of any class or series of Preferred Stock and the designation of any such class or series of Preferred Stock to the fullest extent permitted by the Florida Business Corporation Act. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any class or series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares thereof subsequent to the issue of shares of that series.


                              Article IV. Duration

                  The Corporation shall have perpetual existence.


                         Article V. Board of Directors

                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers conferred under the laws of the State of Florida. The number of directors shall be determined in accordance with the Bylaws of the Corporation. The election of directors of the Corporation may, but need not, be by ballot.

                       Article VI. Liability of Directors

                  To the fullest extent permitted by the Florida Business Corporation Act, as the same now exists or may hereafter be amended in a manner more favorable to directors, a director of the Corporation shall not be personally liable to the Corporation, its stockholders or any other person for monetary damages for breach of fiduciary duty as a director. If the law of the State of Florida is amended after the filing of these Articles to authorize corporate action further limiting or eliminating the personal liability of directors of the Corporation, then the liability of directors to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by law of the State of Florida, as so amended from time to time. Any repeal or modification of the provisions of this Article VI, either directly or by the adoption of an inconsistent provision of these Articles, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification.


                          Article VII. Indemnification

                  (a) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees), in the manner and to the fullest extent permitted by law, to any officer or director of the Corporation (or the estate of any such person) who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"), if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (b) Notwithstanding any provision of this Article VII to the contrary, the Corporation shall indemnify any indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  (c) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Corporation's Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, with respect to any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                              Article VIII. Bylaws

                  The Board of Directors of the Corporation is expressly authorized to make, alter or repeal bylaws of the Corporation.


                          Article IX. Corporate Books

                  The books of the Corporation may be kept (subject to any provision of law) outside the State of Florida at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

Article X.  Stockholder Proposals

                  Advance notice of new business to be brought before any meeting of the stockholders and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned has duly executed these Amended and Restated Articles of Incorporation on the ______ day of ________, 1999.



                                                     TRANSIT GROUP, INC.



ATTEST:                           BY:      ________________________________
                                           Philip A. Belyew,
                                           Chief Executive Officer

-------------------------------
Wayne N. Nellums, Secretary